Exhibit 21.1
 MARRIOTT VACATIONS WORLDWIDE CORPORATION
SIGNIFICANT SUBSIDIARIES
(as of December 31, 2020)

Subsidiaries Organized in the United States	Jurisdiction of Organization

Aqua-Aston Hospitality LLC	Delaware

Flex Collection LLC	Florida

IIC Holdings Incorporated	Delaware

ILG Management, LLC	Florida

ILG Shared Ownership, Inc.	Delaware

Interval Holdings, Inc.	Delaware

Interval International, Inc.	Florida

Marriott Ownership Resorts, Inc.	Delaware
Entity also does business under the names:
• Deck 12
• Declan
• Grande Pines Golf Club
• Grand Residence by Marriott
• Grand Residences by Marriott
• Horizons by Marriott Vacation Club
• International Golf Club
• Marriott Golf Academy
• Marriott Vacation Club
• Marriott Vacation Club International
• Marriott Vacation Club International Corp.
• Marriott Vacation Club International, Corp.
• Marriott's Custom House
• Marriott’s Mountainside Resort
• Marriott’s Summit Watch
• Marriott’s Waiohai Beach Resort
• The Declan Suites
• The Declan Suites San Diego
• The Marketplace
• The Pool Patio and Grill

Marriott Resorts Hospitality Corporation	South Carolina
Entity also does business under the names:
• Horizons by Marriott Vacation Club
• Marriott Vacation Club International
• Marriott Vacation Club International Inc.
• Marriott Vacation Club, New York City
• Marriott Vacation Club, South Beach
• Marriott Vacation Club Pulse, New York City

Subsidiaries Organized in the United States	Jurisdiction of Organization
• Marriott’s Custom House
• Marriott’s Legends Edge at Bay Point
• Marriott’s Oceana Palms
• Marriott’s Villas at Doral
• Marriott’s Willow Ridge Lodge
• Reflections
• Strand Bistro
• The Market Place
• Tidewater’s Sweets and Sundries
• Top of the Strand

MORI SPC Series Corp.	Delaware

MVCO Series LLC	Delaware

MVW 2019-1 LLC	Delaware

MVW SSC, Inc.	Delaware

MVW US Holdings, Inc.	Delaware

MVW US Services, LLC	Delaware

MVW Vacations LLC	Delaware

Sheraton Flex Vacations, LLC	Florida

Vistana Acceptance Corp.	Florida

Vistana Hawaii Management, Inc.	Hawaii

Vistana Management, Inc.	Florida
Entity also does business under the name:
• Vistana Management, Ltd.

Vistana Signature Experiences, Inc.	Delaware

Vistana Signature Network, Inc.	Delaware

Vistana Vacation Ownership, Inc.	Florida

Volt Merger Sub, LLC	Delaware

Subsidiaries Organized Outside the United States	Jurisdiction of Organization

MVW International Holding Company S.à r.l.	Luxembourg

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